Exhibit 8.2

[Simpson Thacher & Bartlett LLP Letterhead]

[Form of Opinion]

[—] , 201[—]

TASC Parent Corporation

4801 Stonecroft Boulevard

Chantilly, VA 20151

Re: Engility/TASC Merger

Ladies and Gentlemen:

We have acted as counsel to TASC Parent Corporation, a Delaware corporation (“Company”), in connection with the Agreement and Plan of Merger, dated as of October 28, 2014 (including the exhibits thereto, the “Merger Agreement”), by and among Company, Toucan Merger Corporation I, a Delaware corporation (“Merger Sub One”), Toucan Merger Corporation II, a Delaware corporation (“Merger Sub Two”), Engility Holdings, Inc., a Delaware corporation (“Parent”), New East Holdings, Inc., a Delaware corporation (“Merger Sub Three”), and East Merger Sub, LLC, a Delaware limited liability company (“Merger Sub Four”), pursuant to which (i) Merger Sub Two shall be merged with and into the Company, with the Company continuing as the surviving corporation (the “Toucan Merger”), (ii) the Company shall be converted into a Delaware limited liability company (the “Toucan Conversion”), (iii) Parent shall be merged with and into Merger Sub Three, with Merger Sub Three as the surviving corporation (the “East Merger”), and (iv) Merger Sub One shall be merged with and into Merger Sub Four (the “East/Toucan Merger,” together with the Toucan Merger, the Toucan Conversion and the East Merger, the “Transactions”), with Merger Sub Four continuing as the surviving limited liability company on the terms and conditions set forth therein. For purposes of this opinion, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. This opinion is being delivered in connection with the filing of the registration statement on Form S-4 (Registration No. 333-200384) (as amended, the “Registration Statement”) filed by Parent and Merger Sub Three with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the proposed transactions pursuant to the Merger Agreement and to which this opinion appears as an exhibit.

We have examined (i) the Merger Agreement, (ii) the Registration Statement and (iii) the representation letters of Company, Merger Sub One and Merger Sub Three delivered to us for purposes of this opinion (the “Representation Letters”). In addition, we have examined, and relied as to matters of fact upon, originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and other instruments and made such other inquiries

TASC Parent Corporation	-2-	[—] , 2014

as we have deemed necessary or appropriate to enable us to render the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We have not, however, undertaken any independent investigation of any factual matter set forth in any of the foregoing.

In rendering such opinion, we have assumed, with your permission, that (i) the Transactions will be effected in accordance with the Merger Agreement, (ii) the statements concerning the Transactions set forth in the Merger Agreement and the Registration Statement are true, complete and correct and will remain true, complete and correct at all times up to and including the East/Toucan Effective Time, (iii) the representations made by Company, Merger Sub One and Merger Sub Three in their respective Representation Letters are true, complete and correct and will remain true, complete and correct at all times up to and including the East/Toucan Effective Time and (iv) any representations made in the Merger Agreement or the Representation Letters “to the knowledge of”, or based on the belief of Company, Merger Sub One and Merger Sub Three or similarly qualified are true, complete and correct and will remain true, complete and correct at all times up to and including the East/Toucan Effective Time, in each case without such qualification. We have also assumed that the parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein and in the Registration Statement, we hereby confirm our opinion set forth in the discussion contained in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences.”

We express our opinion herein only as to those matters specifically set forth above and no opinion should be inferred as to the tax consequences of the Transactions under any state, local or foreign law, or with respect to other areas of United States federal taxation. We do not express any opinion herein concerning any law other than the federal income tax law of the United States.

We hereby consent to the filing of this opinion as Exhibit 8.2 to the Registration Statement, and to the references to our firm name therein.

Very truly yours,

SIMPSON THACHER & BARTLETT LLP